    As filed with the Securities and Exchange Commission on August 30, 1999
                                                    Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------
                          VERITAS SOFTWARE CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                                     77-0507675
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                            ------------------------
                              1600 PLYMOUTH STREET

                         MOUNTAIN VIEW, CALIFORNIA 94043
           (Address of Principal Executive Office, Including Zip Code)

                            ------------------------
                   OPTIONS TO PURCHASE COMMON STOCK ASSUMED BY
               REGISTRANT PURSUANT TO AN ASSET PURCHASE AGREEMENT
                             WITH NUVIEW, INC. DATED
                                 AUGUST 10, 1999
                            (Full Title of the Plans)

                            ------------------------
                                   MARK LESLIE
                             CHIEF EXECUTIVE OFFICER
                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 335-8000
            (Name, Address and Telephone Number of Agent for Service)

                            ------------------------
                                   Copies to:
                              HORACE L. NASH, ESQ.
                            LEONARD J. AUGUSTINE, JR.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600

                            ------------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                Amount       Proposed Maximum  Proposed Maximum
   Title of Securities to        to be        Offering Price  Aggregate Offering     Amount of
        be Registered         Registered        Per Share            Price        Registration Fee
--------------------------------------------------------------------------------------------------
  Common Stock, $0.001 par      37,652           16.91(1)          $636,695            $177
  value

(1) Weighted average per share exercise price of outstanding options issued in exchange for options granted under the NuView, Inc. 1998 Stock Option/Stock Issuance Plan, determined pursuant to Rule 457(h)(1) for the purpose of calculating the registration fee.

PART II. INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's prospectus filed as of August 10, 1999 (Reg. No. 333-83777) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (b) The Registrant's reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the August 27
                Prospectus: a Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission as of August 16, 1999 and Current Reports on Form 8-K filed with the Commission as of June 14, 1999 (and amended on August 13, 1999), June 30, 1999, July 27, 1999, and August 20, 1999.

        (c) The description of the Registrant's common stock incorporated by reference in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act as of June 2, 1999, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and
(iii) the rights conferred in the bylaws are not exclusive.

        The bylaws authorize the Board of Directors to cause the Registrant to enter into indemnification contracts with directors, officers, employees and agents of the Registrant, and certain other persons. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's restated certificate of incorporation and to provide additional procedural protections.

        The indemnification provisions in the bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

        In connection with the acquisitions by the Registrant of the Seagate Software, Inc. Network & Storage Management Group business and TeleBackup Systems Inc., the Registrant agreed to maintain indemnification provisions in its charter documents that are identical to provisions contained in the charter documents of the Registrant's predecessor corporation. The Registrant also agreed to honor in all respects each of the indemnity agreements that its predecessor entered into with its officers and directors before the acquisitions whether or not such persons continue in their positions with the Registrant. In connection with the Seagate Software Network & Storage Management Group acquisition, the Registrant agreed to use commercially reasonable efforts to maintain director and officer liability insurance with coverages similar to the coverages its predecessor maintained prior to the acquisition for at least six years after the effective time. These covenants are contained in the Amended and Restated Agreement and Plan of Reorganization attached as Appendix A to Registrant's Registration Statement on Form S-4 filed with the Commission as of April 19, 1999 (Reg. No. 333-76531) and subsequent amendments (the "April S-4") under the heading "Indemnification and Insurance - VERITAS" and in the Amended and Restated Combination Agreement attached as Appendix G to the April S-4 under the heading "Indemnification."

        The Registrant maintains a directors and officers liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable

ITEM 8. EXHIBITS.

        4.01    NuView, Inc. 1998 Stock Option/Stock Issuance Plan.

        5.01    Opinion of Fenwick & West LLP.

        23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02   Consent of Ernst & Young LLP, independent auditors.

        24.01   Power of Attorney (see page II-4).

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 30th day of August, 1999.

                                   VERITAS SOFTWARE CORPORATION

                                   By: /s/ MARK LESLIE
                                       ---------------------------
                                       Mark Leslie

                                       Chief Executive Officer and

                                       Chairman of the Board

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark Leslie, Ken Lonchar and Jay Jones, and each or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                  Date
---------                                -----                                  ----

PRINCIPAL EXECUTIVE OFFICER:

                                         Chief Executive Officer and Chairman   August 30, 1999
/s/ MARK LESLIE                          of the Board
-------------------------------------
Mark Leslie


PRINCIPAL FINANCIAL AND PRINCIPAL
ACCOUNTING OFFICER:

                                         Senior Vice President, Finance and     August 30, 1999
/s/ KENNETH LONCHAR                      Chief Financial Officer
-------------------------------------
Kenneth Lonchar


ADDITIONAL DIRECTORS:

/s/ FRED VAN DEN BOSCH                   Director                               August 30, 1999
-------------------------------------
Fred van den Bosch

/s/ STEVEN BROOKS                        Director                               August 30, 1999
-------------------------------------
Steven Brooks

/s/ TERENCE R. CUNNINGHAM                Director                               August 27, 1999
-------------------------------------
Terence R. Cunningham

                                         Director                               _____ ___, 1999
-------------------------------------
William H. Janeway

                                         Director                               _____ ___, 1999
-------------------------------------
Gregory B. Kerfoot

/s/ STEPHEN J. LUCZO                     Director                               August 30, 1999
-------------------------------------
Stephen J. Luczo

/s/ JOSEPH D. RIZZI                      Director                               August 30, 1999
-------------------------------------
Joseph D. Rizzi

/s/ GEOFFREY W. SQUIRE                   Director                               August 30, 1999
-------------------------------------
Geoffrey W. Squire

                                  EXHIBIT INDEX

     Exhibit No.                         Description
     -----------                         -----------
        4.01      NuView, Inc. 1998 Stock Option/Stock Issuance Plan.

        5.01      Opinion of Fenwick & West LLP.

        23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02     Consent of Ernst & Young LLP, independent auditors.

        24.01     Power of Attorney (see page II-4).